UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2008

GOFISH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-131651	20-2471683
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

706 Mission Street, 10th Floor, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 738-8706

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 3, 2008, GoFish Corporation, a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and among the Company, Panorama Capital, L.P. (“Panorama Capital”), Rembrandt Venture Partners Fund Two, L.P. (“Rembrandt Fund Two”), Rembrandt Venture Partners Fund Two-A, L.P. (“Rembrandt Fund Two-A” and, together with Rembrandt Fund Two, “Rembrandt”) and Rustic Canyon Ventures III, L.P. (“Rustic” and, together with Panorama and Rembrandt, the “Lead Investors”). Pursuant to the Purchase Agreement, the Company may sell an aggregate of up to (i) 8,002,749 shares of the Company’s newly authorized Series A preferred stock, par value $0.001 per share, which shares are convertible into 160,054,980 shares of the Company’s common stock, and (ii) Warrants to purchase 64,021,992 shares of the Company’s common stock, par value $0.001 per share, at an exercise price of $0.20 per share in a series of closings, as described below. The warrants have a term of five years.

The Series A preferred stock and warrants are being sold as units at a purchase price of $4.00 per unit, with each unit consisting of (i) one share of Series A preferred stock and (ii) a warrant to purchase eight shares of common stock. The Series A preferred stock and warrants are collectively referred to herein as the “Securities.”

At the initial closing on December 3, 2008, the Company sold in the aggregate to the Lead Investors (i) 987,500 shares of Series A preferred stock and (ii) warrants to purchase 7,900,008 shares of the Company’s common stock. The Company received approximately $3.95 million in gross proceeds at the initial closing. At a subsequent closing to occur on or before December 18, 2008, the Company will sell to the Lead Investors an additional $18.55 million of Securities, subject to the terms of the Purchase Agreement. Under the Purchase Agreement, the Company also may sell up to an additional $6.67 million of Securities on or prior to December 18, 2008, to certain holders of the Company’s convertible debt by converting such debt into the Securities. In addition, the Purchase Agreement grants Rembrandt an option to purchase an additional $2.5 million of Securities within 60 days of the initial closing.

Qatalyst Partners LP (“Qatalyst”) acted as the Company’s financial advisor in connection with the financing.  In accordance with the terms of the Company’s engagement letter with Qatalyst, the Company issued to Qatalyst at the initial closing a warrant to purchase 6,602,636 shares of common stock of the Company as compensation for its services to the Company.  The Company will grant Qatalyst additional warrants to purchase common stock at the subsequent closings under the Purchase Agreement and pay Qatalyst a cash fee in accordance with the terms of the engagement letter.

Each share of Series A preferred stock is convertible into 20 shares of common stock, subject to certain anti-dilution and other adjustments as set forth in the certificate of designation of the Series A preferred stock.  So long as 2,434,657 shares of Series A preferred stock remain outstanding, holders of Series A preferred stock shall be entitled to elect four directors to the Company’s board of directors.  Holders of Series A preferred stock also shall have voting rights and shall be entitled to vote, on an as converted basis as set forth in the certificate of designation, together with the holders of common stock as a single class with respect to any matter upon which holders of common stock have the right to vote.

The Series A preferred stock will have a liquidation preference of $4.00 per share and shall be entitled to receive dividends, prior and in preference to any declaration or payment of any dividend on the common stock, at the rate of $0.32 per share per annum, when and if any such dividends are declared by the board of directors of the Company.  So long as 2,434,657 shares of Series A preferred stock remain outstanding, the Company will be required to obtain the consent of the holders of at least two-thirds of the outstanding shares of Series A preferred stock prior to taking certain actions.

The foregoing summary of the terms of the Series A preferred stock, the Purchase Agreement and the warrants do not purport to be complete and are qualified in their entirety by (i) the certificate of designation of the Series A preferred stock, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference, (ii) the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and (iii) the form of warrant, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Investors’ Rights Agreement

In connection with the sale of the Securities, the Company entered into an Investors’ Rights Agreement with the Lead Investors dated as of December 3, 2008 (the “Investors’ Rights Agreement”). Each additional purchaser of shares of Series A preferred stock under the Purchase Agreement shall also become a party to the Investors’ Rights Agreement. The Investors’ Rights Agreement requires that the Company prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 or Form S-3 (if available) covering the resale of the shares of common stock issuable upon conversion of the Series A preferred stock and issuable upon exercise of the warrants (the “Registrable Securities”). Under the Investors’ Rights Agreement, the Company is required to file and cause to become effective a registration statement covering the resale of all or such maximum portion of the Registrable Securities as permitted by the SEC within 180 days from the date of the Investors’ Rights Agreement. The Investors’ Rights Agreement also provides that if at any time after 180 days from the date of the Investors’ Rights Agreement a registration statement shall not be effective covering the resale of all of the Registrable Securities, then the holders of at least 30% of the Registrable Securities then outstanding may request that the Company file a registration statement covering the resale of all of such Registrable Securities as permitted by the SEC. The investors that are parties to the Investors’ Rights Agreement shall have the right to demand three such registrations, provided that if all of the Registrable Securities have not been registered in three registrations, then the investors hall have the right to demand such number of additional registrations as may be necessary to provide for the resale of all Registrable Securities. The Investors’ Rights Agreement also provides the investors with certain piggyback registration rights.

In addition, the Investors’ Rights Agreement grants those investors party to the Investors’ Rights Agreement holding at least 7,000,000 shares of common stock issuable or issued upon conversion of the Series A preferred stock with a right to purchase shares of capital stock (or securities convertible into or exchangeable or exercisable for shares of capital stock) proposed to be sold by the Company in the future, subject to certain exceptions. Each such investor will have the right to purchase, at the same price and on the same terms upon which the Company proposes to offer such securities, up to such number of securities proposed for issuance as would be required to enable such investor to maintain its existing ownership percentage in the Company following such issuance.

The Investors’ Rights Agreement also provides that each investor shall vote all of their shares in favor of the election of the following directors to the Company’s board of directors:

• Four representatives designated by holders of a majority of the outstanding shares of common stock issuable or issued upon conversion of the Series A preferred stock (the “Investor Directors”), (i) one of whom shall be designated by Panorama Capital for so long as Panorama Capital shall own not less than 16,666,667 of the common stock issued or issuable upon conversion of Series A preferred stock, (ii) one of whom shall be designated by Rustic for so long as Rustic shall own not less than 12,500,000 of the common stock issued or issuable upon conversion of Series A preferred stock, (iii) one of whom shall be designated by Rembrandt for so long as Rembrandt shall own not less than 8,333,333 of the common stock issued or issuable upon conversion of Series A preferred stock and (iv) one of whom shall be designated by Internet Television Distribution, Inc. and its affiliates (“ITD”) for so long as ITD shall own not less than 3,088,240 of the common stock issued or issuable upon conversion of Series A preferred stock. Tabreez Verjee, the President of the Company and a director of the Company, and Riaz Valani, a director of the Company, have shared voting and investment power over the shares owned (or that may become owned) of record by ITD.

• Two representatives of Company management (the “Common Directors”), one of whom shall be the Company’s then current Chief Executive Officer of the Company and the other of whom shall be the Company’s then current President.

• Two individuals who, subject to certain exceptions, are not then officers or employees of the Company and who are not affiliated with holders of shares of Series A preferred stock or Company management, and who are designated with the mutual agreement (in good faith) of both the Common Directors and a majority of the Investor Directors.

In addition, the Investors’ Rights Agreement provides that each investor party to the Investors’ Rights Agreement agrees to take all actions necessary within its control so that for as long as Panorama Capital owns at least 16,666,667 shares of common stock issued or issuable upon conversion of Series A preferred stock (i) the compensation committee of the board shall consist of three members, at least two of which shall be Investor Directors; and (ii) each committee of the board shall include, at the option of Panorama Capital, the member of the board designated by Panorama Capital.

The foregoing summary of the terms of the Investors’ Rights Agreement does not purport to be complete and is qualified in its entirety by the Investors’ Rights Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Debt Repurchase and Related Matters

In connection with the Purchase Agreement, the Company entered into agreements with the holders of its 6% senior convertible notes due June 7, 2010 issued under the terms of that certain purchase agreement, dated as of June 7, 2007, among the Company and such investors (the “Note Purchase Agreement”), pursuant to which the Company has the right to repurchase such notes and the related warrants issued pursuant to the Note Purchase Agreement at a price equal to 72% of the outstanding principal amount of the notes.  Five holders of the Notes received the right to convert a portion of such notes not to exceed $2.56 million into shares of Series A preferred stock under the Purchase Agreement at the election of the note holder.  The aggregate outstanding amount due under such notes is $10.26 million and the amount the Company would be required to pay to repurchase such notes (and related warrants) is $7.39 million, assuming that no such note holder elects to convert its notes into shares of Series A preferred stock.  If all of the note holders eligible to convert their notes into shares of Series A preferred stock elect to do so, then the Company would issue 723,334 shares of Series A preferred stock to such note holders in the aggregate, grant warrants to purchase 5,786,672 shares of common stock to such note holders in the aggregate, and pay $5.54 million to repurchase any remaining notes not eligible for conversion into shares of Series A preferred stock.  Such holders include Technology Credit Partners LLC (“TCP”), which has elected to convert its notes into shares of Series A preferred stock. Tabreez Verjee, the President of the Company and a director of the Company, and Riaz Valani, a director of the Company, have shared voting and investment power over the shares owned (or that may become owned) of record by TCP.

In connection with the Purchase Agreement, the Company also entered into agreements with the holders of the unsecured convertible 15% original issue discount notes due June 8, 2010 (the “Subordinated Holders”) issued under the terms of the subscription agreement dated April 18, 2008 and the accession agreement dated June 30, 2008 (collectively, the “Subscription Agreements”), pursuant to which such notes will be converted into shares of Series A preferred stock under the Purchase Agreement. Such note holders include ITD. The aggregate outstanding amount due under such notes is $4.12 million, and the Company will issue 1,029,415 shares of Series A preferred stock and warrants to purchase 8,235,320 shares of common stock to such note holders in connection wtih the conversion of such notes. In addition, the Subordinated Holders exchanged their warrants to purchase common stock for shares of common stock at a ratio of one share of common stock for every 10 shares of common stock subject to the warrant (after giving effect to the anti-dilution adjustment of the warrants as a result of the sale of Securities). The Company will issue 3,498,013 shares of common stock to the Subordinated Holders.

In addition, the Company entered into agreements with holders of all other outstanding warrants not attached to notes issued in connection with the Note Purchase Agreement pursuant to which such warrants will be repurchased by the Company or exchanged for shares of common stock. The aggregate amount the Company will be required to pay to repurchase such warrants is $72,500, and the aggregate number of shares of common stock that the Company will issue upon the exchange of such warrants is 154,500 shares of common stock.

Stock Option Pool

In connection with the execution of the Purchase Agreement, the board of directors amended the Company’s 2008 Stock Incentive Plan to increase the number of shares that may be acquired pursuant to the grant of awards under such plan to 19,224,774 shares of common stock, and the board of directors amended the Company’s Non-Qualified Stock Option Plan to increase the number of shares that may be acquired pursuant to the exercise of options granted under such plan to 69,141,668 shares of common stock. In addition, in connection with the foregoing increases of the number of shares reserved for issuance under such plans, the board of directors granted to certain employees of the Company options to purchase in the aggregate 70,418,445 shares of common stock under such plans.  The total size of these option pools may be decreased if less than all of the shares of Series A preferred stock issuable pursuant to the Purchase Agreement are issued.

Item 3.02. Unregistered Sales of Equity Securities.

The information in Item 1.01 above is incorporated into this Item 3.02 by reference.

The issuances of securities as described in Item 1.01 are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Item 3.03. Material Modification to Rights of Security Holders.

The information in Item 1.01 above regarding the terms of the Series A preferred stock is incorporated into this Item 3.02 by reference.

Item 5.01. Changes in Control of Registrant.

The information in Item 1.01 above is incorporated into this Item 3.02 by reference.

The issuance of Series A preferred stock to the Lead Investors at the initial closing and the subsequent closing scheduled to occur on or before December 18, 2008, will result in the Lead Investors holding, in the aggregate, approximately 81.5% of our outstanding shares of common stock on an as-converted to common stock basis, assuming that no note holders elect to convert their notes into shares of common stock (and excluding any securities issuable into common stock upon the conversion or exercise of such securities). If the Company sells the maximum number of Securities available for issuance under the Purchase Agreement and all of the note holders eligible to convert their notes into shares of common stock elect to do so, then the Lead Investors will hold approximately 59.4% of our outstanding shares of common stock on an as-converted to common stock basis (excluding any securities issuable into common stock upon the conversion or exercise of such securities). Prior to the initial closing, the Lead Investors did not own any shares of our common stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In connection with the initial closing, the Company’s board of directors expanded the size of the entire board from seven members to eight members. The board also appointed Michael Jung as a director effective as of December 3, 2008 pursuant to the terms of the Purchase Agreement. There are currently two vacancies on the board of directors.

At the subsequent closing at which the Lead Investors purchase an additional $18,549,999 of Securities as described above, Richard Ling and Mark Menell will be appointed as directors of the Company pursuant to the terms of the Purchase Agreement. A brief biography of each of Messrs. Jung, Ling and Menell is set forth below.

Mr. Jung, age 39, is a partner at Panorama Capital.  Mr. Jung was part of the founding team at Panorama Capital in late 2005 and became a partner in November 2008.  Panorama is the successor to the venture capital program of JPMorgan Partners, which Mr. Jung joined in 2003.  Prior to working in venture capital, he was vice president of corporate strategy and development at the Exigen Group, an enterprise software and services company where he managed the company's day-to-day business development activities.  He also served as vice president of strategic corporate development at Ask Jeeves, leading the company's mergers and acquisitions and strategic partnership efforts. Early in his career, Mike advised a variety of high technology companies both as an investment banker with BancBoston Robertson Stephens and as an attorney with Gunderson Dettmer.  He holds a JD and an MBA from the University of Michigan and bachelor’s degree in political economy of industrial societies from the University of California, Berkeley.

Mr. Menell, age 44, has been a partner at Rustic Canyon since January 2000.  From August 1990 to January 2000, Mr. Menell was an investment banker at Morgan Stanley & Co. Incorporated, including as principal and co-head of Morgan Stanley’s Technology Mergers and Acquisitions Group, in Menlo Park, CA.  Mr. Menell is a member of the board of directors of GSI Commerce, Inc. (NASDAQGS: GSIC).

Mr. Ling, age 46, founded Rembrandt Venture Partners in 2004.  Prior to co-founding Rembrandt, Mr. Ling was the founding CEO and Chairman of MetaLINCs Inc, an e-mail search and analytics company acquired by Seagate in 2007. Prior to MetaLINCs Mr. Ling was the co-founder, President and CEO of AlterEgo Networks Inc., a wireless infrastructure company, acquired by Macromedia Inc. in March 2002. Before AlterEgo, Mr. Ling led the e-Commerce product organization at Inktomi, where he was responsible for overseeing all areas of the group’s engineering and operations, including site and network operations and product development. Richard was a co-founder, VP of Products and Engineering, acting CTO at Impulse Buy Networks Inc., leading the development, operations and product management groups. Impulse Buy Networks was acquired by Inktomi in 1998.

The new directors will join current directors John Durham, Matt Freeman, James Moloshok, Riaz Valani and Tabreez Verjee.

In connection with the initial closing, Peter Guber resigned from the board of directors.  Mr. Guber did not resign due to any disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices.

Employment Agreements

In connection with the initial closing, the Company entered into new employment agreements with Matt Freeman, the Company’s Chief Executive Officer, and Tabreez Verjee, the Company’s President. A summary of the terms of each of these agreements is set forth below.

Employment Agreement with Matt Freeman. Mr. Freeman’s new employment agreement dated as of December 2, 2008, provides for a salary at the monthly rate of $37,500, less standard payroll deductions and tax withholdings. Upon the completion of the subsequent closing under the Purchase Agreement with the Leading Investors, Mr. Freeman’s base salary will be increased to a monthly rate of fifty thousand dollars ($50,000), less standard payroll deductions and tax withholdings. Mr. Freeman will receive a bonus payment equal to $75,000 upon the completion of the subsequent closing. In addition, Mr. Freeman is eligible to receive incentive compensation of $150,000 per year, contingent upon attainment of performance targets to be mutually agreed upon with the Board.

The term of Mr. Freeman’s employment as the Company’s Chief Executive Officer is indefinite, subject to termination by either party in accordance with the terms of the employment agreement. The Company may terminate Mr. Freeman at any time, without notice, for any reason or no reason at all. Pursuant to the terms of his employment agreement, in the event that Mr. Freeman’s employment is terminated by the Company other than for cause, death or disability, Mr. Freeman is eligible to receive, among other things, severance payments, in the form of a salary continuation, equal to one year’s base salary (subject to reduction to six months if Mr. Freeman finds subsequent employment prior to the expiration of the twelve month period) and an additional twelve months of vesting on the options granted to Mr. Freeman from the date of termination, which, to the extent unexercised, will expire on the earlier of three years after such termination or the expiration date as set forth in the applicable stock option agreement. If Mr. Freeman’s employment is terminated by death or disability, Mr. Freeman is entitled to receive an additional twelve months of vesting on the options granted to Mr. Freeman from the date of termination, which, to the extent unexercised, will expire upon the earlier of three years after such termination or the expiration date set forth in the applicable stock option agreement. In the event of a “change of control,” 50% of any unvested options granted to Mr. Freeman shall become fully vested immediately prior to the occurrence of the change of control. In addition, if there is a “change of control” before Mr. Freeman’s service terminates and if Mr. Freeman’s employment is terminated without cause or resigns for good reason within 12 months of the “change of control,” then in addition to the foregoing vesting of any unvested options, any remaining unvested options shall vest immediately prior to the termination of employment. Mr. Freeman shall have 36 months from such separation of employment to exercise his vested options (provided that no such exercise period shall extend beyond the maximum term specified in the applicable stock option agreement).

Mr. Freeman’s new employment agreement supersedes and replaces the employment agreement dated June 5, 2008 by and between the Company and Mr. Freeman.

Employment Agreement with Tabreez Verjee. Mr. Verjee’s amended and restated employment agreement dated as of December 2, 2008, provides that Mr. Verjee will devote 95% of his time to the performance of his duties to the Company as President for a salary at the monthly rate of $17,500, less standard payroll deductions and tax withholdings. Mr. Verjee will also be eligible to receive incentive compensation of $100,000 per year, contingent upon attainment of performance targets to be mutually agreed upon with the Board.

The term of Mr. Verjee’s employment as the Company’s President is indefinite, subject to termination by either party in accordance with the terms of the amended and restated employment agreement. The Company may terminate Mr. Verjee at any time, without notice, for any reason or no reason at all. Pursuant to the terms of his amended and restated employment agreement, in the event that Mr. Verjee’s employment is terminated by the Company other than for cause, death or disability, Mr. Verjee is eligible to receive, among other things, severance payments, in the form of a salary continuation, equal to one year’s base salary (subject to reduction to six months if Mr. Verjee finds subsequent employment prior to the expiration of the twelve month period) and any unvested options awarded to Mr. Verjee will fully and immediately vest, which, to the extent unexercised, will expire on the earlier of three years after such termination or the expiration date as set forth in the applicable stock option agreement. If Mr. Verjee’s employment is terminated by death or disability, Mr. Verjee’s unvested options will become fully vested which, to the extent unexercised, will expire upon the earlier of three years after such termination or the expiration date as set forth in the applicable stock option agreement. In the event of a “change of control,” 50% of any unvested options granted to Mr. Verjee shall become fully vested immediately prior to the occurrence of the change of control. In addition, if there is a “change of control” before Mr. Verjee’s service terminates and if Mr. Verjee’s employment is terminated without cause or resigns for good reason within 12 months of the “change of control,” then in addition to the foregoing vesting of any unvested options, any remaining unvested options shall vest immediately prior to the termination of employment. Mr. Verjee shall have 36 months from such separation of employment to exercise his vested options (provided that no such exercise period shall extend beyond the maximum term specified in the applicable stock option agreement).

Mr. Verjee’s amended and restated employment agreement supersedes and replaces the employment agreement dated February 26, 2007 by and between the Company and Mr. Verjee.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the execution of the Purchase Agreement, the Company’s board of directors approved on December 2, 2008, of an amendment to the bylaws of the Company which provides that the Company shall not be governed by the anti-takeover statute known as the Nevada Control Share Law. A copy of the amendment to the Company’s bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

The Company issued a press release on December 4, 2008 regarding the financing transactions described in Item 1.01 above. The full text of the press release is furnished hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached with this Form 8-K:

Exhibit	Description
3.1	First Amendment to Bylaws
4.1	Certificate of Designation of Series A Preferred Stock
10.1
Securities Purchase Agreement dated as of December 3, 2008 by and between GoFish Corporation, Panorama Capital, L.P., Rembrandt Venture Partners Fund Two, L.P., Rembrandt Venture Partners Fund Two-A, L.P. and Rustic Canyon Ventures III, L.P.

10.2
Form of Warrant (issued pursuant to the Securities Purchase Agreement dated as of December 3, 2008 by and between GoFish Corporation, Panorama Capital, L.P., Rembrandt Venture Partners Fund Two, L.P., Rembrandt Venture Partners Fund Two-A, L.P. and Rustic Canyon Ventures III, L.P.)

10.3
Investors’ Rights Agreement dated as of December 3, 2008 by and between GoFish Corporation, Panorama Capital, L.P., Rembrandt Venture Partners Fund Two, L.P., Rembrandt Venture Partners Fund Two-A, L.P. and Rustic Canyon Ventures III, L.P.

99.1	Press release issued by GoFish Corporation on December 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOFISH CORPORATION

Dated: December 9, 2008	By:	/s/ Tabreez Verjee
Name: Tabreez Verjee
Title: President